UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2005

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

CALIFORNIA	333-12982	770559736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

581 Higuera Street, San Luis Obispo, CA		93401
(Address of principal executive offices)		(Zip Code)

(805) 782-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 1, 2005 Mission Community Bancorp’s wholly-owned subsidiary, Mission Community Bank, completed the purchase of the property located at 630, 632 and 636 6th Street, Paso Robles, California, which is located near the intersection of 6th and Spring Streets.  The property was purchased from the Robert B. Bergman Family Trust for a purchase price of $700 thousand.  There is no other material relationship between Mission Community Bancorp, Mission Community Bank and the seller.  Mission Community Bank intends to enter into an agreement to build a branch at the corner of 6th and Spring Streets; this property will assist in the facilitation of that development.  No agreement has been entered into to date.

Forward Looking Statements

This Form 8-K includes forward-looking information, which is subject to the “safe harbor” created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act ant the Private Securities Litigation Reform Act of 1995.  When the Company uses or incorporates by reference in this Current Report on Form 8-K the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “commit,” “believe” and similar expressions, the Company intends to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:September 2, 2005	MISSION COMMUNITY BANCORP

	By: /s/	ANITA M. ROBINSON
Anita M. Robinson
President and Chief Executive Officer